Exhibit 4.1

THIS WARRANT AND THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

February 24, 2005

WARRANT TO PURCHASE SHARES OF
COMMON STOCK OF
SinoFresh HealthCare, Inc.

     THIS CERTIFIES THAT for value received, AdSouth Partners, Inc., (together with successors and assigns, the “Holder”), is entitled to subscribe for and purchase One Hundred Thousand (100,000) shares (the “Shares”) of Common Stock, no par value per share, of SinoFresh Healthcare, Inc., a Florida corporation (the “Company”), at an exercise price per share of Common Stock equal to One Dollar ($1.00) (the “Exercise Price”), subject to the provisions and upon the terms and conditions set forth herein. This Warrant is being issued pursuant to that certain engagement letter with the Company dated February 12 , 2005 (the “Letter”).

     1. Term. This Warrant is exercisable at any time prior to February 25 , 2010 (the “Exercise Period”).

     2. Exercise of Warrant. There is no obligation to exercise all or any portion of the Warrant. The Warrant (or any portion thereof) may be exercised at any time after the date hereof only by delivery to the Company of:

     (a) Written notice of exercise in form and substance identical to Exhibit A attached to this Warrant; and

     (b) Payment of the Exercise Price of the Shares being purchased, may be made by (1) cash or by check, (2) cancellation of indebtedness of the Company to the Holder equal to the Exercise Price, (3) a cashless exercise procedure pursuant to a formula (“Formula Cashless Exercise”), or (4) any combination of the foregoing. In the event of a Formula Cashless Exercise, the Holder shall surrender this Warrant to the Company with a written notice of the Holder’s intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof; and, in lieu of paying the Exercise Price in cash, the Holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between (i) the average Market Price per share of the Common Stock for the five (5) Trading Days immediately prior to the date of delivery of the cashless exercise notice to the Company

(the “Cashless Exercise Market Price”) and (ii) the Exercise Price, and the denominator of which shall be the Cashless Exercise Market Price. As used herein, “Market Price” means, as of any Trading Day, (i) the closing sale price for the shares of Common Stock on the NASD OTC Bulletin Board (“OTCBB”) as reported by Bloomberg, or (ii) if the OTCBB is not the principal trading market for the shares of Common Stock, the closing sale price on the principal trading market for the Common Stock as reported by Bloomberg, or (iii) if market value cannot be calculated as of such date on any of the foregoing basis, the Market Price shall be the fair market value as reasonably determined in good faith by the Company’s Board of Directors. As used herein, a “Trading Day” shall mean any day on which the Company’s Common Stock is traded for any period on the OTCBB, or on the principal securities exchange or other securities market on which the Company’s Common Stock is then being traded

     3. Issuance of Certificates. Upon the exercise of this Warrant, the issuance of certificates for Shares underlying this Warrant shall be made forthwith, and such certificates shall be issued (subject to the provisions of Section 4 hereof) in the name of, or in such names as may be directed by, the Holder hereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The person or persons in whose name(s) any certificate(s) representing Shares shall be issued upon exercise hereof shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Shares represented thereby, and such Shares shall be deemed to have been issued, immediately prior to the close of business on the date(s) upon which this Warrant is exercised.

     4. Restrictions on Exercise and Transfer.

          4.1 Exercise. As a condition to the exercise hereof, the Holder shall make any truthful representation or warranty reasonably required to facilitate the application of any exemption(s) from federal and state registration requirements in connection therewith.

          4.2 Holder’s Intent. The Holder of this Warrant, by acceptance hereof, represents and warrants to the Company that such Holder is acquiring this Warrant and the Shares for investment for the Holder’s own account and not with a view to, or for resale in connection with, any distribution thereof.

          4.3 Transfer. Neither this Warrant nor the Shares have been registered under the Securities Act, and none of the foregoing may be sold or transferred in whole or in part unless the Holder shall have first given notice to the Company describing such sale or transfer and furnished to the Company an opinion of counsel (which counsel and opinion (in form and substance) shall be reasonably satisfactory to the Company) to the effect that the proposed sale or transfer may be made without registration under the Securities Act.

          4.4 Legends. Each certificate representing Shares purchased hereunder shall bear the following legends:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK. THE CORPORATION WILL FURNISH IN WRITING AND WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATION, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTION OF SUCH PREFERENCES AND/OR RIGHTS.

     5. Adjustment of Exercise Price and Number of Shares for Subdivision or Combination of Common Stock.

          5.1 Adjustments.

               (1) Subdivision. In the event that the Company at any time or from time to time after the date of this Warrant shall declare or pay any dividend on the shares of Common Stock payable in shares of Common Stock or in any right to acquire shares of Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise), then the Exercise Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be decreased proportionately.

               (2) Combination. In the event that at any time or from time to time after the date of this Warrant the outstanding shares of Common Stock shall be combined or consolidated into a lesser number of shares of Common Stock (by reclassification or otherwise), then the Exercise Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be increased proportionately.

          5.2 Adjustment for Reclassification, Exchange, or Substitution. In the event of any reorganization or any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation or corporations or the conveyance of all or substantially all of the Company’s assets to another corporation (except for any such transaction which is treated as a liquidation, dissolution or winding up of the Company), this Warrant shall thereafter be exercisable for the number of shares of stock or other securities or property (including cash) to which a holder of the number of remaining Shares purchasable hereunder would have been entitled upon the record date of (or date of, if no record date is fixed) such reorganization, reclassification, consolidation, merger or conveyance; and, in any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth herein shall thereafter be applicable, as nearly as equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the exercise of this Warrant.

          5.3 Adjustment to Number of Shares Purchasable Hereunder. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 5, the number of Shares purchasable upon the exercise hereof shall be adjusted to the nearest whole number of Shares calculated by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Shares purchasable upon the exercise hereof immediately prior to such adjustment and dividing the product so obtained by the Exercise Price in effect immediately after such adjustment.

     6. Exchange and Replacement of Certificate.

          6.1 This Warrant is exchangeable without expense, upon the surrender hereof by the registered Holder at the principal office of the Company, for a new Warrant of like tenor and date representing in the aggregate the right to purchase the same number of Shares as are purchasable hereunder in such denominations as shall be designated by the Holder hereof at the time of such surrender.

          6.2 Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and return and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant.

     7. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Shares on the exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated.

     8. Withholding Taxes.

          8.1 Whenever Shares are to be issued upon the exercise of this Warrant, the Company shall have the right to require the Holder to remit to the Company in cash an amount sufficient to satisfy U.S. federal, state and local withholding tax requirements, if any, prior to the delivery of any certificate or certificates for such Shares.

          8.2 Notwithstanding Section 8.1, at the election of a Holder, subject to the approval of the Board of Directors of the Company, when Shares are to be issued upon the exercise of this Warrant, the Holder may tender to the Company a number of Shares, or the Company shall withhold a number of such Shares, the fair market value of which is sufficient to satisfy the tax requirements, if any, attributable to such exercise or occurrence.

     9. Reservation of Securities. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Common Stock as shall be issuable upon the exercise hereof. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Exercise Price therefore, all Shares issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable.

     10. No Rights as Shareholders. Nothing contained in this Warrant confers or shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company.

     11. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, when sent by a nationally recognized overnight courier or when mailed by registered or certified mail, return receipt requested:

          (a) If to the registered Holder of this Warrant, to the address of such Holder as shown on the books of the Company; or

          (b) If to the Company, to SinoFresh HealthCare, Inc., 516 Paul Morris Drive, Englewood, Florida 34223, Attention: Chief Financial Officer, or to such other address as the Company may designate by notice to the Holder.

     12. Successors. All of the covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective heirs, executors, administrators, distributes, successors and assigns.

     13. Headings. The headings in this Warrant are intended for convenience only and shall have no substantive effect.

     14. Governing Law. This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of Florida, without giving effect to conflict of law principles.

     15. Amendment . The provisions of this Warrant may be waived, amended, supplemented or modified (either prospectively or retroactively) either (i) by the written agreement of the Company and the Holders of the right to purchase at least a majority of the remaining Shares purchasable hereunder or (ii) in accordance with the Letter.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

SINOFRESH HEALTHCARE, INC.

	By:	/s/ Charles A. Fust

Charles A. Fust
Chief Executive Officer
Dated as of February 24, 2004

Exhibit A

FORM OF EXERCISE AGREEMENT

Date: ______ _____, 200__

To:	SinoFresh HealthCare, Inc.

     The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to purchase                      shares of Common Stock covered by such Warrant, and makes payment herewith in full therefor at the price per share provided by such Warrant in cash or by certified or official bank check or by wired funds in the amount of, or, by surrender of securities issued by the Company (including a portion of the Warrant) having a market value (in the case of portion of this Warrant, determined in accordance with Section 2 of the Warrant) equal to $___. Please issue a certificate or certificates for such shares of Common Stock in the name of and pay any cash for any fractional share to:

Name:

Signature:

Address:

Note:	The above signature should correspond exactly with the name on the face of the within Warrant, if applicable.

and, if said number of shares of Common Stock shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned covering the balance of the shares purchasable thereunder less any fraction of a share paid in cash.